EX-99.q.3

POWER OF ATTORNEY
OPTIMUM FUND TRUST

     I, the undersigned member of the Board of Trustees of Optimum Fund Trust (the “Trust”), hereby constitute and appoint Robert J. Christian, David P. O’Connor, Richard Salus, and J. Scott Coleman, and each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Trust on Form N-1A, Form N-8A or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, any Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or may have done or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 1st day of October, 2013.

/s/ PAMELA J. MORET
Pamela J. Moret